UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2007

CORNERSTONE GROWTH & INCOME
REIT, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	20-5721212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Vince Evans was appointed to the Cornerstone Growth & Income REIT, Inc. board of directors. Mr. Evans is president of Inside Quarters Enterprises, an organization whose vision and focus is professional development projects designed to meet the needs of urban ethnic consumers. Prior to Inside Quarters Enterprises, Mr. Evans was a principal with Majestic Realty Co.

Mr. Evans will serve as a member of our Independent Directors Committee.  Mr. Evans will receive the standard compensation provided to all of our non-employee directors. The election of Mr. Evans as a director was not made pursuant to any arrangement or understanding between Mr. Evans and any other person.  Mr. Evans has not had any direct or indirect material interests in any transaction with the registrant or in any currently proposed transaction to which the registrant is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: December 17, 2007	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer